UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GLOBAL INDUSTRIES, LTD.
(Name of Registrant as Specified in its Charter)
(Name of Person (s) Filing Proxy Statement if other than the Registrant)

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GLOBAL INDUSTRIES, LTD.
8000 Global Drive
Carlyss, Louisiana 70665

William J. Dore'
Chairman of the Board and
Chief Executive Officer

April 7, 2005

Dear Fellow Shareholder:

        You are cordially invited to attend the Company's 200 Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 17, 2005, at The Houstonian Hotel & Conference Center, 111 North Post Oak Lane, Houston, Texas, commencing at 10:00 a.m., local time.

        At this year's meeting, you will be asked to vote in favor of the election of eight directors, the approval of the 2005 Stock Incentive Plan and the ratification of the appointment of Deloitte & Touche LLP as our auditors. These proposals are more fully explained in the proxy statement.

        Your vote is important to us. We encourage you to sign and return your proxy card before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend.

        Thank you for your participation.

                                                            Sincerely,

                                                            William J. Dore'

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GLOBAL INDUSTRIES, LTD.
8000 Global Drive
Carlyss, Louisiana 70665

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2005

Dear Shareholder:

            You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Global Industries, Ltd. on Tuesday, May 17, 2005. The meeting will be held at The Houstonian Hotel & Conference Center, 111 North Post Oak Lane, Houston, Texas, at 10:00 a.m., local time.

As set forth in the accompanying Proxy Statement, the meeting will be held for the following purposes:

                                1. To elect eight directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

                                2. To approve the Global Industries, Ltd. 2005 Stock Incentive Plan.

                                3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for the 2005 fiscal year.

                                4. To transact such other business as may properly come before the meeting or any adjournment thereof.

            The Board of Directors has fixed the close of business on April 1, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the 2005 Annual Meeting or any adjournment thereof. A list of shareholders will be available for examination at the Annual Meeting and at the office of the Company for the ten days prior to the Annual Meeting.

                                                                                By Order of the Board of Directors

                                                                                Russell J. Robicheaux
                                                                                Senior Vice President, General Counsel and Secretary

Carlyss, Louisiana
April 7, 2005

            IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

GLOBAL INDUSTRIES, LTD.
8000 Global Drive
Carlyss, Louisiana 70665

PROXY STATEMENT FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

To be held on May 17, 2005

            This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of Global Industries, Ltd., a Louisiana corporation (the "Company" or "Global"), in connection with the solicitation by and on behalf of the Board of Directors of the Company of proxies for use at the 2005 Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held on Tuesday, May 17, 2005, at 10:00 a.m., local time, at The Houstonian Hotel & Conference Center, 111 Post Oak Lane, Houston, Texas, and any adjournment thereof. This Proxy Statement and the accompanying proxy card are being first mailed to shareholders on or about April 7, 2005.

            The execution and return of the enclosed proxy card will not affect a shareholder's right to attend the Annual Meeting. Furthermore, a shareholder may revoke his or her proxy at any time before it is exercised (a) by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or (b) by appearing and voting in person at the Annual Meeting. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted (i) FOR the election of the eight nominees to the Board of Directors of the Company listed below and (ii) FOR approval of the Global Industries, Ltd. 2005 Stock Incentive Plan, and (iii) FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company, and (iv) in the discretion of the proxies on any other matter that properly comes before the shareholders at the Annual Meeting.

            On April 1, 2005, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 113,683,936 shares of common stock. The holders of common stock are entitled to one vote per share. The Company's common stock is the only class of voting securities outstanding. Pursuant to the Company's bylaws, the presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum.

ELECTION OF DIRECTORS

(Item 1)

            Pursuant to the Company's bylaws, the Board of Directors currently consists of eight positions. Eight directors will be elected at the Annual Meeting to serve until the next annual meeting until their successors are elected and qualified. A plurality of the votes cast in person or by proxy by the holders of common stock is required to elect each director. Accordingly, under Louisiana law, the Company's Amended and Restated Articles of Incorporation and bylaws, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to the particular item) are not counted and have no effect on the election of directors. Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the nominees listed below. Each of the nominees is currently a director of the Company and was recommended by the Nominating and Governance Committee of the Board of Directors and nominated by the Board of Directors. There were no third party fees paid by the Company to assist in the process of identifying or evaluating candidates. Although the Company has no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board of Directors.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

            Set forth below is the name and certain information regarding each of the eight nominees for election as a director:

            William J. Dore', 62, is the Company's founder and has been Chairman of the Board of Directors and Chief Executive Officer since 1973 and prior to June 2000, was also President. Mr. Dore' has over thirty years of experience in the diving and marine construction industry and is a past President of the Association of Diving Contractors and has served on the Board of Directors of the National Ocean Industries Association. In 2000, Mr. Dore' received the Horatio Alger Award for personal and professional achievement. He received a M.Ed. degree from McNeese State University.

            James C. Day, 62, joined the Board of Directors of the Company in February 1993. Mr. Day has been Chairman of the Board of Directors since October 1992, and Chief Executive Officer since January 1984, of Noble Corporation, a Houston, Texas based offshore drilling contractor. He previously also served as President of Noble. He serves as a Trustee of the Samuel Roberts Noble Foundation, Inc. He has served as Chairman of the International Association of Drilling Contractors, the National Ocean Industries Association, and currently serves on the Board of Directors of Noble Corporation and ONEOK, Inc. Mr. Day received a BS degree in Business Administration from Phillips University.

            Edward P. Djerejian, 66, joined the Board of Directors of the Company in February 1996. Since August 1994, Mr. Djerejian has been the Director of the James A. Baker, III Institute of Public Policy at Rice University. A former United States Ambassador, he served as U.S. Ambassador to Israel in 1994. During his more than thirty years in the United States Foreign Service, Mr. Djerejian served as U.S. Ambassador to the Syrian Arab Republic, and as Assistant Secretary of State for Near Eastern Affairs under Presidents George H. W. Bush and William J. Clinton. He received the Department of State's Distinguished Service Award in 1993 and the President's Distinguished Service Award in 1994. Mr. Djerejian is a graduate of the School of Foreign Service at Georgetown University and serves on the Board of Directors of Occidental Petroleum Corporation and Baker Hughes, Inc.

            Edgar G. Hotard, 61, joined the Board of Directors in May 1999. Mr. Hotard is an independent consultant/investor, having retired as President and Chief Operating Officer of Praxair, Inc. in January 1999, where he was first elected President and a Director in 1992. Prior to 1992, Mr. Hotard was a Vice President with Union Carbide Corporation. Mr. Hotard serves on the US-China Business Council. He is Chairman of the Monitor Group (China) and a venture partner with Arch Venture Partners. In December 2000, he received the Great Wall Award from the municipality of Beijing, China. Mr. Hotard received a BS degree in Mechanical Engineering from Northwestern University.

            Richard A. Pattarozzi, 61, joined the Board of Directors of the Company in May 2000. Mr. Pattarozzi retired as Vice President of Shell Oil Company in January 2000. He also previously served as President and Chief Executive Officer for both Shell Deepwater Development, Inc. and Shell Deepwater Production, Inc. Mr. Pattarozzi serves on the Board of Directors of Stone Energy, Inc., Superior Energy Services, Inc., Transocean, Inc., FMC Technologies Inc., and Tidewater, Inc. He received a BS degree in Civil Engineering from the University of Illinois.

            James L. Payne, 68, joined the Board of Directors of the Company in December 2000. He has been Chairman of the Board of Directors and Chief Executive Officer of Shona Energy Co., LLC, since March 2005. From October 2001 until its merger with Plains Production in May 2004, Mr. Payne served as Chairman, President and Chief Executive Officer of Nuevo Energy Company. Mr. Payne retired as Vice Chairman of Devon Energy, Inc. in January 2001. Prior to its merger with Devon Energy, Mr. Payne was Chief Executive Officer and Chairman of Santa Fe Snyder, Inc. Mr. Payne serves on the Board of Directors of Nabors Industries and B.J. Services Company. Mr. Payne is a graduate of the Colorado School of Mines and received an MBA from Golden State University.

            Michael J. Pollock, 58, joined the Board of Directors of the Company in 1992. Mr. Pollock retired from the Company in February 1998 as Vice President, Chief Financial Officer and Treasurer. From September 1990 to December 1992, Mr. Pollock was Treasurer and Chief Financial Officer of the Company and from December 1992 until April 1996 was Vice President, Chief Administrative Officer. Mr. Pollock currently serves as a Director and Chief Executive Officer of CoStreet Communications. He received a BS degree from the University of Louisiana-Lafayette. Mr. Pollock is a certified public accountant and a certified internal auditor.

            Luis K. Te'llez, 46, joined the Board of Directors of the Company in March 2003. Mr. Te'llez has been a Managing Director of the Carlyle Group, a private equity firm, since January 2004. From 2001 through 2003, he served as Executive Vice President and Chief Executive Officer of DESC, S.A. de C.V., a Mexico based diversified industrial company. He also served as Mexico's Secretary of Energy from 1997 until 2000 and Chief of Staff to Mexico's President from 1994 to 1997. Mr. Te'llez is currently a member of the Board of Directors of FEMSA. He is also a member of the Board of Directors of the following non-profit organizations: Fundacion Televisa, Fundacion Onete and Universidad Iberoamericana. Mr. Te'llez received a degree in economics from the Instituto Technologico Autonomo de Mexico (ITAM) and also holds a Ph.D. in Economics from the Massachusetts Institute of Technology.

DIRECTORS AND COMMITTEES

Attendance and Fees

            All of the directors of the Company, other than Mr. Dore' who is an executive officer of the Company, have been determined by the Board of Directors of the Company to be "independent" pursuant to the NASDAQ listing standards. The Company's Board of Directors held eight meetings during 2004. Each director attended more than 75% of the combined number of meetings of the Board of Directors and of the committees on which he served that were held during the period in which he was a director, except Mr. Te'llez who attended 66% of the meetings. It is the Company's policy for directors to attend the annual meeting of shareholders and at our 2004 annual meeting, eight members of the Company's Board of Directors were in attendance. The Company anticipates that all director nominees will attend the 2005 Annual Meeting.

            All non-employee directors of the Company are entitled to receive a cash retainer of $70,000 for each election cycle, paid annually, of which $35,000 must be in the form of stock. Non-Employee directors are reimbursed for ordinary and necessary expenses incurred in attending Board or committee meetings. Each non-employee director also receives a $1,500 meeting fee for each Board or committee meeting attended in person ($2,500 in the case of the Audit Committee meetings) and a $750 fee for each telephonic meeting attended ($1,200 in the case of the Audit Committee meetings). In addition, the chairman of each Board committee and the lead director is entitled to receive a $7,500 stipend ($15,000 in the case of the Audit Committee Chairman).

            Each director may elect to receive the cash portion of his or her retainer and any meeting fees or other compensation in the form of a restricted stock award. The number of shares awarded is based upon the closing price of the Company's common stock on the date immediately preceding the date the compensation is payable. The forfeiture restrictions on director restricted stock awards automatically renew on the earlier of the date of the annual shareholders' meeting or June 1 of each year, unless prior to December 31 of the preceding year, the director elects not to have his restrictions automatically renew. During the year ended December 31, 2004, an aggregate of 84,905 restricted shares were issued to directors under the compensation policy as follows: Mr. Day - 11,971 shares, Mr. Djerejian - 14,904, Mr. Hotard - 6,731, Mr. Pattarozzi - 6,731 shares, Mr. Payne - 13,462 shares, Mr. Pollock - 17,644 shares, and Mr. Te'llez - 13,462 shares.

Shareholder Communication with the Company's Board of Directors

        Shareholders may contact the Board of Directors or individual directors by mail addressed to the Secretary of the Company at the Company's principal executive offices at 8000 Global Drive, Carlyss, Louisiana 70665. Shareholders should clearly indicate on the envelope the intended recipient and that the communication is a "Shareholder Communication". All such communications will be forwarded unreviewed and unfiltered to the appropriate directors by the Secretary of the Company.

Committees

            The Board of Directors has the following standing committees:

        Compensation Committee. The Compensation Committee's responsibility is to approve the compensation arrangements for senior management of the Company, including establishment of salaries and bonuses and other compensation for executive officers of the Company; to approve any compensation plans in which officers and directors of the Company are eligible to participate and to administer such plans, including the granting of stock options or other benefits under any such plans; to review the Company's succession plan and to review significant issues that relate to changes in benefit plans. The Compensation Committee held six meetings during 2004. The Compensation Committee is currently comprised of three non-employee directors: Mr. Payne (Chairman), Mr. Pattarozzi and Mr. Te'llez. All of the members of the Compensation Committee are "independent" as defined by the NASDAQ listing standards.

            Nominating and Governance Committee. The Nominating and Governance Committee's primary responsibilities are to recruit and recommend candidates for election to the Board of Directors, to develop and recommend corporate governance guidelines to the Board of Directors, to assist the Board in implementing such guidelines, and to lead the Board in its annual review of the performance of the Board and its committees. Although the Nominating and Governance Committee has no set of specific minimum qualifications for director nominees, each nominee is expected to have the following personal characteristics described in the Company's Corporate Governance Guidelines: creativity, financial literacy, high performance standards, informed judgment, integrity and accountability, mature confidence and a passion about the performance of the Company. Moreover, in making its evaluation the Nominating and Governance Committee may consider, among other factors, whether prospective nominees have relevant business and financial experience or have industry or specialized expertise.

            It is the policy of the Nominating and Governance Committee to consider director candidate suggestions made by shareholders in the same manner as other candidates. For the procedures that must be followed in order for the committee to consider recommendations from shareholders, please read "Shareholder Proposals and Director Nominations." This committee had five meetings during 2004 and is currently comprised of three directors: Mr. Hotard (Chairman), Mr. Day, and Mr. Djerejian. Each member of this committee is "independent" as defined by the NASDAQ listing standards.

            Audit Committee. The Audit Committee annually reviews and recommends to the full Board of Directors the firm to be engaged to audit the accounts of the Company and its consolidated subsidiaries. Additionally, the Audit Committee reviews with such independent auditor the plan and results of the auditing engagement and the scope and results of the Company's procedures for internal auditing, makes inquiries as to the adequacy of internal accounting controls, and considers the independence of the auditors. During 2004, the Audit Committee held ten meetings. The Audit Committee is currently comprised of three directors: Mr. Pollock (Chairman), Mr. Day, and Mr. Pattarozzi. Each member of the Audit Committee is "independent" as defined by the NASDAQ listing standards and the requirements of the Securities and Exchange Commission. Mr. Pollock has been designated the "audit committee financial expert" as prescribed by the Securities and Exchange Commission.

            Technical, Health, Safety and Environment Committee. The Technical Health, Safety and Environment Committee's responsibility is to oversee the Company's technical, health, safety and environmental practices. It reviews the status of the corporate safety program to ensure that the program provides for a safe and healthful work environment. The committee also reviews the status of systems and programs that assure the Company's compliance with environmental laws and regulations. This committee had two meetings during 2004 and is currently comprised of five directors: Mr. Pattarozzi (Chairman), Mr. Day, Mr. Djerejian, Mr. Pollock and Mr. Te'llez.

            The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which sets forth each committee's purposes, responsibilities and authority. The Board of Directors has also adopted Corporate Governance Guidelines, a Code of Business Ethics, a Financial Code of Ethics for Senior Officers, and Complaint Procedures for Financial, Accounting and Audit matters. These committee charters, guidelines, codes and procedures are available on the Company's website at www.globalind.com. You may also contact the Company's Investor Relations Department at (281) 529-7979 for paper copies free of charge. Changes to or material waivers of the Company's Financial Code of Ethics will be immediately disclosed via the Company's website at www.globalind.com.

Report of the Audit Committee

            The Audit Committee has reviewed and discussed with the Company's management and representatives of Deloitte & Touche LLP, the Company's independent auditors for 2004, the audited financial statements of the Company contained in the Company's Annual Report to Shareholders for the year ended December 31, 2004. The Audit Committee has also discussed with representatives of the Company's independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61 (Communication with Audit Committees).

            At meetings of the Audit Committee held prior to the filing of the Company's quarterly financial statements with the Securities and Exchange Commission, the Audit Committee reviewed and discussed the Company's quarterly statements with the Company's management and representatives of Deloitte & Touche LLP. At each of such meetings, the Audit Committee held private sessions with representatives of Deloitte & Touche LLP to discuss any and all matters relevant to such financial statements without any restrictions.

            The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with representatives of Deloitte & Touche LLP such independent auditors' independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Deloitte & Touche LLP in 2004 was compatible with maintaining their independence and determined that it was.

            Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

            Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the preceding report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or incorporated by reference into any filing except to the extent this report is specifically incorporated by reference therein.

                                                                                    Audit Committee
                                                                                    Michael J. Pollock, Chairman
                                                                                    James C. Day
                                                                                    Richard A. Pattarozzi

SECURITY OWNERSHIP

Stock Ownership of Directors and Executive Officers

            The table below sets forth the ownership of the Company's common stock, as of April 1, 2005, by (i) each executive officer named in the Summary Compensation Table included under "Compensation of Executive Officers," (ii) each of the Company's directors, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the persons listed below have sole voting power and investment power over the shares beneficially held by them.

	Shares Owned Beneficially
Name	Number	Percent

William J. Dore' (1) (2)	29,645,628	25.9%
Peter S. Atkinson (2)	429,224	*
J. Michael Pearson (2)	197,504	*
Timothy W. Miciotto (2)	151,243	*
James J. Dore' (2)	318,230	*
James C. Day (2) (3)	71,292	*
Edward P. Djerejian (2)	46,360	*
Edgar G. Hotard (2)	26,066	*
Richard A. Pattarozzi (2)	27,291	*
James L. Payne (2)	61,588	*
Michael J. Pollock (2)	77,625	*
Luis K. Te'llez (2)	28,600	*

All directors and executive officers as a group
(13 persons) (2)	31,234,623	27.2%

* Less than 1%

(1)     Includes 661,008 shares held by the Company's Retirement Plan of which Mr. Dore' acts as Trustee. Mr. Dore' disclaims beneficial     ownership of all of such shares except the 214,541 shares held by the Retirement Plan allocated to his account.
(2)     Includes shares issued pursuant to restricted stock awards granted to Mr. William Dore' - 375,001 shares; Mr. Atkinson - 150,001 shares; Mr. Pearson - 155,000 shares; Mr. Miciotto - 71,668 shares; Mr. James Dore' - 69,000 shares; Mr. Day - 56,868 shares; Mr. Djerejian - 30,792 shares; Mr. Hotard - 26,066 shares; Mr. Pattarozzi - 27,291 shares; Mr. Payne - 41,588 shares; Mr. Pollock - 65,949; Mr. Te'llez - 28,600 shares; and all directors and executive officers as a group - 1,132,224; shares allocated to such person's account in the Retirement Plan are as follows: Mr. Atkinson - 325 shares; Mr. Pearson - 14 shares; Mr. Miciotto - 49 shares; Mr. James Dore' - 11,498 shares; and all directors and executives as a group - 661,008 shares; and the shares issuable upon exercise of stock options exercisable within sixty days as follows: Mr. William Dore' - 730,400 shares; Mr. Atkinson - 241,000 shares; Mr. Pearson - 30,000 shares; Mr. Miciotto - 51,600 shares; Mr. James Dore' - 101,000 shares; and all directors and executive officers as a group - 1,243,800 shares.
(3)    Includes 14,424 shares held by the James and Teresa Day 1998 Family Trust and Mr. Day has shared voting and investment power with respect to such shares.

Stock Ownership of Certain Beneficial Owners

            The following, to the Company's knowledge, as of April 1, 2005, are the only beneficial owners of 5% or more of the outstanding common stock except as shown in the table above.

Name and Address of Beneficial Owner        Number of Shares of Common Stock             Percent of Class

Wells Fargo & Company                                                    12,601,436 (1)                                                11.3%
420 Montgomery Street
San Francisco, CA. 94104

(1) Based solely on information furnished in Schedule 13G filed with the Securities and Exchange Commission by such person on February 22, 2005. Includes 11,365,640 shares of common stock with sole voting power.

COMPENSATION OF EXECUTIVE OFFICERS

            The following table sets forth the cash compensation paid or accrued for services rendered in all capacities to the Company during the last three years to the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers who earned more than $100,000 in salary and bonus for the year ended December 31, 2004 (the "Named Executives").

		Annual Compensation			Long-Term Compensation
				Other Annual	Restricted	Securities	All Other
		Salary	Bonus	Compensation	Stock Awards	Underlying Options	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	(#)	($)(3)

William J. Dore'	2004	452,083	--	--	600,000	--	2,954
Chairman of the Board	2003	446,250	--	--	--	--	3,150
and Chief Executive	2002	377,083	--	--	--	252,000	3,034
Officer

Peter S. Atkinson	2004	231,833	--	--	240,000	--	2,627
President	2003	214,458	--	36,053	--	--	2,736
	2002	199,583	--	--	--	98,000	2,479

J. Michael Pearson	2004	241,000	--	--	240,000	--	1,678
Chief Operating Officer	2003	210,750	--	--	--	--	1,333
	2002	173,154	--	--	42,100	60,000	1,092

Timothy W. Miciotto	2004	191,896	--	--	110,400	--	3,081
Senior Vice President,	2003	181,242	--	--	--	--	3,140
Chief Financial Officer	2002	166,583	--	--	--	30,000	2,291

James J. Dore'	2004	195,907	--	--	110,400	--	1,815
President, Global Divers	2003	167,888	--	--	--	--	1,683
& Marine Contractors	2002	155,000	--	--	--	35,000	1,542

        (1)        In accordance with rules of the Securities and Exchange Commission, the dollar value of prerequisites and other personal benefits of named executives are only shown to the extent that they exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for the named executive. The amount shown for Mr. Atkinson in 2003 included $28,903 related to a relocation bonus, living allowance and/or moving expense and $7,150 related to an automobile allowance and/or value of personal use of Company automobile.
        (2)        Based on the closing price of the Company's common stock on the date of grant. On December 31, 2004, the aggregate number of restricted shares held by Messrs. William Dore', Atkinson, Pearson, Miciotto, and James Dore', was 381,668, 156,668, 155,000, 71,668 and 69,000, respectively; and the aggregate value of such shares held by each based upon the $8.29 market value on December 31, 2004, was $3,164,028, $1,298,778, $1,284,950, $594,128, and $572,010, respectively. The Company does not currently pay dividends on common stock; however, it would pay dividends on the restricted stock should it pay a dividend.
        (3)        For each year, includes the aggregate value of contributions and allocations to the Company's Profit Sharing and Retirement Plan, matching Company contributions to the Company's 401(k) plan, and the value of term life insurance coverage provided. During 2004: (i) contributions and allocations to the Company's Profit Sharing and Retirement Plan were: Mr. William Dore' - $182; Mr. Atkinson - $182; Mr. Pearson - $182; Mr. Miciotto - $165; and Mr. James Dore' - $153; (ii) matching contributions to the Company's 401(k) plan were: Mr. Atkinson, Mr. Miciotto, and Mr. James Dore', - $1,000 each; (iii) the value of term life insurance coverage provided was: Mr. William Dore' - $2,772; Mr. Atkinson - $1,445; Mr. Pearson - $1,496; Mr. Miciotto - $1,917; and Mr. James Dore' - $662.

            No grants of stock options were made to the Named Executives during 2004.

            The table below sets forth the aggregate option exercises during the year ended December 31, 2004 and the value of outstanding options at December 31, 2004 held by the Named Executives.

Aggregated Option Exercises During Fiscal 2004

and Option Values at Period End

Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			Period End (#)	Period End ($)(*)
Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable
William J. Dore'	--	--	644,800 / 255,200	0 / 0
Peter S. Atkinson	--	--	209,400 / 95,600	37,219 / 0
J. Michael Pearson	--	--	24,000 / 36,000	49,680 / 74,520
Timothy W. Miciotto	--	--	45,600 / 35,400	0 / 0
James J. Dore'	40,000	147,800	94,000 / 41,000	12,050 / 0

(*) Based on the difference between the closing sale price of the Company's common stock of $8.29 on December 31, 2004, and the exercise price.

            During 2004, the Company granted named executives 542,000 restricted shares upon which vesting is contingent upon certain Company performance-based measurement criteria. The performance period ends on December 31, 2007. At that time, the number of shares on which the forfeiture restrictions will lapse will be determined based upon the Company's return on capital and the total shareholder return for the performance period compared to a peer group. Each performance test is calculated separately. The executives will vest between 0% and 50% of the total shares granted based on each of the two performance criteria. The table below sets forth information regarding the performance-based long-term incentive grants of restricted shares to the Named Executives during 2004. In the event of a change of control (as defined in the plan), the forfeiture restrictions on 50% of the total shares granted will lapse.

Long-Term Incentive Plan - Awards in Last Fiscal Year

	Number of	Performance
	Shares	or Other	Estimated Future Payouts under Non-Stock
	Units or	Period Until	Price-Based Plans
	Other	Maturation	Threshold	Target	Maximum
Name	Rights #	or Payout	#	#	#
William J. Dore'	250,000	3 years	-0-	125,000	250,000
Peter S. Atkinson	100,000	3 years	-0-	50,000	100,000
J. Michael Pearson	100,000	3 years	-0-	50,000	100,000
Timothy W. Miciotto	46,000	3 years	-0-	23,000	46,000
James J. Dore'	46,000	3 years	-0-	23,000	46,000

            The Company's 1992 Stock Option Plan, 1998 Equity Incentive Plan and 2005 Stock Incentive Plan (the "Plans") provide that, upon a change of control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the Plans, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option already been exercised. The Plans provide that a change of control occurs if any person, entity or group (other than William J. Dore' and his affiliates) acquires or gains ownership or control of more than 50% of the Company's outstanding common stock or, if after certain enumerated transactions, the persons who were directors before such transaction cease to constitute a majority of the Board of Directors.

            The Company has entered into agreements with certain of the officers of the Company, including all of the Named Executives, that provide certain severance benefits in the event their employment is terminated under certain circumstances within two years following a change in control of the Company. The agreements are for a term of one year and automatically renew each January 1 absent notice to the contrary from the Company; however, if a change of control occurs during the term of the agreement, the agreement cannot be terminated until two years after the change in control has occurred.

            The agreements provide that if the Company terminates the Named Executive's employment other than due to death, disability, retirement or cause, or if the Named Executive terminates his employment with the Company for "good reason," in each case within two years following a change in control, then he shall be entitled to the following benefits and payments: (1) a payment equal to the Named Executive's full base salary through the date of termination plus a pro rata payment based on the highest bonus or incentive compensation received in any one of the three fiscal years immediately preceding the fiscal year in which the termination occurred, or the number of days elapsed in the fiscal year in which the termination occurs; (2) a payment in the case of the Named Executives equal to 2.99 times the higher of (i) the highest base salary plus any bonus paid to such executive in any one of the five fiscal years preceding the fiscal year in which the termination occurred or (ii) such executive's annualized includable compensation for the base period (as defined in Section 280G(d)(1) of the Internal Revenue Code); (3) all stock options held by such executive (whether or not then exercisable) shall be surrendered to the Company in exchange for a cash payment equal to the difference between the exercise price and the closing price of the Company's common stock on the date of notice of termination, and all restrictions on any restricted stock granted to such executive shall lapse; (4) a payment of the difference between what such executive is entitled to receive under the Company's retirement plans upon his termination and the amount he would have been entitled to had he been fully vested under such plans upon his termination; (5) continued welfare benefit coverage for two years following his termination, or retiree medical benefits for life, if such executive would have been entitled to such benefits had he voluntarily retired on such date; and (6) payment of certain other expenses or losses related to such executive's termination. In the case of the Named Executives, if any payments would be subject to any excise tax imposed by Section 4999 of the Internal Revenue Code then the aggregate compensation payable under the agreement will be increased in an amount necessary to pay such excise taxes and all taxes owed on such additional payments. In the case of other officers, the aggregate compensation payable under the change of control agreement and any other payments that constitute "parachute payments" (as defined in Section 280G of the Internal Revenue Code), will be reduced to an amount that is one dollar less than three times his or her annualized includable compensation. If the officer's employment is terminated for cause, then he will be entitled only to receive his current salary plus any incentive compensation through the date notice of termination is given. If the officer is unable to perform his duties due to incapacity after a change in control, he will continue to receive his full base salary and incentive compensation at the rate then in effect until the agreement is terminated.

            Generally, a change in control occurs if a person or group acquires 50% or more of the voting stock of the Company, or a merger or sale or transfer of substantially all of the Company's assets occurs or after a contested election, persons who were directors before such election cease to constitute a majority of the Board of Directors.

Compensation Committee Report on Executive Compensation

            The Compensation Committee of the Board of Directors administers the Company's executive compensation. The Compensation Committee's responsibility is to set the compensation philosophy for the Company's executive officers, to approve and administer the Company's incentive and benefit plans, to monitor the performance and compensation of executive officers and other key employees and to set compensation and make awards under the Company's incentive plans that are consistent with the Company's compensation philosophy and the performance of the Company and its executive officers. The Compensation Committee believes that shareholders are best served when the compensation structure for executive officers focuses them on building long-term shareholder value while not neglecting current earnings. Total compensation for the Company's Chief Executive Officer is based upon the same factors and determined in the same way, as the Company's other executive officers.

            The Company's executive compensation program consists of three principal elements: (1) base salary, (2) potential for annual incentive compensation awards, which provide for cash bonuses based on overall Company performance as well as individual performance, and (3) opportunities to earn long-term stock-based awards which provide long-term incentives that are intended to encourage the achievement of superior results over time and to align the interests of executive officers with those of shareholders. The annual incentive compensation awards and long-term stock-based awards constitute the performance-based portion of total compensation.

            The compensation program is structured to provide senior management with a total compensation package that, at expected levels of performance, is competitive with those provided to executives who hold comparable positions or have similar qualifications in other similarly situated organizations. Peer companies are specifically utilized by the Compensation Committee in evaluating compensation levels of all executives; however, the Compensation Committee also receives advice from time to time regarding compensation levels from Towers Perrin, an independent compensation consulting firm, which utilizes a number of other sources, including information from other companies.

            In 2001, the Compensation Committee of the Board of Directors implemented share ownership guidelines for all executives. These ownership guidelines require that all executives hold a minimum number of shares of the Company's common stock equal to five, three, or one times their base salary in market value (i.e., number of shares multiplied by share price) for the Chief Executive Officer; President; Chief Operating Officer; and Chief Financial Officer; and all other executives, respectively. Each executive will be required to meet the guidelines of ownership stated above by 2006.

            Base Salary Program. The Compensation Committee establishes base salary levels of the Chief Executive Officer and other executive officers after review of salary survey data of other companies in the oil field service industry having annual sales or revenues generally similar in size to the Company, with particular emphasis given to those other companies in the same geographic area as the Company. By reviewing the salary data of such other companies from time to time, the Compensation Committee intends to try to ensure that the base salaries established by the Compensation Committee are generally within the range of base salaries paid by the other companies. The base salary established for each executive officer also takes into account the executive's particular experience and level of responsibility.

            Base salaries of the executive officers are reviewed annually, with adjustments made based on any updated salary data, increases in the cost of living, job performance of the executive officer over time, the expansion of duties and responsibilities, if any, of the executive officer and general market salary levels. No specific weight or emphasis is placed on any one of these factors. In 2004, the Compensation Committee increased the base salary of the Chief Executive Officer, Mr. William Dore' by 6% and increased the other Named Executives base salaries by 5% to 10%. The base salaries were increased after the Compensation Committee completed its annual salary review in 2004 and determined that base salaries of the Company's executive officers had fallen below the targeted ranges of base salaries paid by comparative companies.

            Short-Term Incentive Compensation. Annual incentive compensation awards enable the executives and other key employees of the Company to earn annual cash bonuses, based upon the Company's financial results meeting or exceeding goals as well as individual performance. The Company's short-term incentive plan is designed to provide a total cash compensation package that at expected levels of performance targets a specified percentile for peer group companies. Considering the Company's performance relative to goals, the Compensation Committee recommends incentive compensation awards and contributions to the Company's defined contribution profit sharing retirement plan. Based on the Company's performance, during 2004, 2003 and 2002, the Chief Executive Officer and other Named Executives did not receive an incentive award. During 2004, the Chief Executive Officer received a profit sharing and retirement plan contribution of $182, and the other Named Executives received contributions totaling $682. In 1998, the Company adopted a Performance Bonus Plan to provide for awards to key employees, including executive officers. The performance bonus awards are paid in three equal installments, with the first installment paid at the time of the award. No performance bonus awards have been made since 1998.

            Long-Term Incentive Compensation. The long-term incentive portion of the Company's executive compensation plan is administered through the Company's Option Plans, each established by the Board of Directors of the Company to provide a means by which certain employees of the Company, including executive officers, could not only be paid competitively, but also develop an economic interest, through ownership in the Company's common stock, in the financial success of the Company. After reviewing the stock option and restricted stock award position of each executive officer and reviewing competitive compensation data, the Compensation Committee makes awards to executive officers and other key employees, in order to enhance the recipients' desire to remain with the Company and devote their best efforts to its business by more closely aligning executives' and shareholders' long-term interests. During 2004, the Company granted no stock options to the Chief Executive Officer or other Named Executives. Restricted stock awards were granted to the Chief Executive Officer and the other Named Executives of 375,000 shares and 438,000 shares, respectively, during 2004. These restricted stock awards include both time-based and performance-based awards. With respect to time-based awards, the forfeiture restrictions lapse three years after the date of the award. With respect to performance-based awards, the performance period ends on December 31, 2007. At that time, the number of shares on which the forfeiture restrictions will lapse will be determined based upon the Company's return on capital and the total shareholder return for the performance period compared to a peer group. Each performance test is calculated separately. The executives will vest between 0% and 50% of the total performance-based restricted shares granted based on each of the two performance criteria.

            Section 162(m). Section 162(m) of the Internal Revenue Code ("Section 162(m)"), enacted in 1993, imposes a limit of $1 million, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to each of its chief executive officer and four other most highly compensated executive officers. None of the Company's executive officers currently receives compensation exceeding the limits imposed by Section 162(m). While the Compensation Committee cannot predict with certainty how the Company's executive compensation might be affected in the future by the Section 162(m) or applicable tax regulations issued thereunder, the Compensation Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Company's executive compensation program as described in this report.

            Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the preceding performance information shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or incorporated by reference into any filing except to the extent this report is specifically incorporated by reference therein.

                                                                                    Compensation Committee
                                                                                    James L. Payne, Chairman
                                                                                    Richard A. Pattarozzi
                                                                                    Luis K. Te'llez

COMPARATIVE STOCK PERFORMANCE

            The Performance Graph below compares the cumulative total shareholder return on the Company's common stock, based on the market price of the common stock, with the cumulative total return of the Standard & Poor's 500 Index (the "S&P 500 Index") and the Philadelphia Oil Service Sector Index (OSX), a price-weighted index of leading oil service companies which includes the Company. To better reflect industry trends, the Company has replaced the weighted index peer group of six companies (the "Old Peer Group") with the OSX. The Old Peer Group is comprised of Stolt Comex Seaway S.A., Noble Corporation, Cal Dive International, Horizon Offshore, Oceaneering International, Inc., and Offshore Logistics, Inc. Cumulative total return is based on annual total return, which assumes reinvested dividends for the period shown in the Performance Graph and assumes that $100 was invested on December 31, 1999, in each of Global, the S&P 500 Index, the OSX and the Old Peer Group. The Old Peer Group investment is weighted at the beginning of each period based on the market capitalization of each individual company within the group. The results shown in the graph below are not necessarily indicative of future performance.

Comparison of Cumulative Total Return

<CHART>

	1999	2000	2001	2002	2003	2004
Global Industries Ltd.	$100	$159	$103	$48	$59	$96
S&P 500	$100	$90	$78	$60	$76	$83
Old Peer Group	$100	$134	$105	$116	$118	$158
OSX	$100	$145	$101	$101	$109	$144

            Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the preceding performance information shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or incorporated by reference into any filing except to the extent this report is specifically incorporated by reference therein.

PROPOSAL TO APPROVE GLOBAL INDUSTRIES, LTD.

2005 STOCK INCENTIVE PLAN

(Item 2)

General

            The Company's Board of Directors has adopted the Global Industries, Ltd. 2005 Stock Incentive Plan (the "Stock Incentive Plan") and recommends that shareholders approve the Stock Incentive Plan. The Board of Directors adopted the Stock Incentive Plan on December 21, 2004 because an insufficient number of shares remained available under the Company's 1998 Equity Incentive Plan (the "1998 Plan"). The purpose of the Stock Incentive Plan is to promote the interests of the Company, by encouraging employees, consultants and directors to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of the Stock Incentive Plan is to enhance the ability of the Company and its subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company. Awards under the Stock Incentive Plan are the primary element of the long-term incentive portion of the Company's compensation plan.

Summary of the Stock Incentive Plan

            The following general description of certain features of the Stock Incentive Plan is qualified in its entirety by reference to the Stock Incentive Plan, which is attached as Appendix A. Capitalized terms not otherwise defined have the meaning given to them in the Stock Incentive Plan.

            The Stock Incentive Plan permits the grant of non-qualified stock options, incentive stock options, restricted stock, performance awards, phantom shares, stock appreciation rights, substitute awards and other stock-based awards ("Awards") to the Company's employees, directors and consultants and to employees and consultants of its Subsidiaries, provided that incentive stock options may be granted solely to employees. A maximum of 5,500,000 shares of common stock may be delivered pursuant to Awards under the Stock Incentive Plan, provided that no more than 60% of such shares may be delivered in payment of restricted stock or phantom share awards. The number of shares deliverable pursuant to Awards under the Stock Incentive Plan is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive or enlarging changes in the Company's common stock. Shares of common stock used to pay exercise prices and to satisfy tax-withholding obligations with respect to Awards, as well as shares covered by Awards that expire, terminate or lapse, will again be available for Awards under the Stock Incentive Plan.

            Awards may be granted on more than one occasion to the same person. Substantially all of the employees of the Company and its Subsidiaries are eligible to receive Awards under the Stock Incentive Plan. At March 31, 2005, the Company and its Subsidiaries had approximately 2,500 employees.

            The maximum number of share-denominated Awards that may be granted under the Stock Incentive Plan to any individual during any calendar year may not exceed 10% of the number of shares that may be issued with respect to Awards granted under the Stock Incentive Plan. The maximum amount of dollar-denominated Awards that may be granted to any participant during any calendar year may not exceed $3,000,000. An Award may be granted on more than one occasion to the same person and, subject to the limitations set forth in the Stock Incentive Plan, Awards consisting of options may include an incentive stock option or a non-qualified option or any combination thereof. Awards may consist of any combination of options, restricted stock, performance awards, phantom shares, stock appreciation rights, substitute awards and other stock-based awards.

Administration

            The Stock Incentive Plan provides that a committee comprised solely of two or more "outside directors" (as defined by Section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term "Non-Employee Director" as defined by Rule 16b-3 under the Exchange Act) serves as the Administrator of Awards under the Stock Incentive Plan with respect to persons subject to Section 16 of the Exchange Act. Until otherwise determined by the Board of Directors, the Compensation Committee of the Board of Directors (the "Committee") serves as such committee under the Stock Incentive Plan. The Chief Executive Officer of the Company or the Committee may serve as Administrator with respect to any person not subject to Section 16 of the Exchange Act.

            The Administrator has the sole discretion to determine the employees, directors and consultants to whom Awards may be granted. Awards are granted by the Administrator to employees, directors and consultants in such numbers and at such times during the term of the Stock Incentive Plan as the Administrator shall determine. The Administrator is authorized to interpret the Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Stock Incentive Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Stock Incentive Plan in the manner and to the extent the Administrator deems necessary or desirable.

Options

            The Administrator determines the exercise price for each option. However, options must generally have an exercise price at least equal to the fair market value of the common stock on the date the option is granted in the case of an incentive stock option and not less than 85% of the fair market value of the common stock in the case of non-qualified stock options. An option holder may exercise an option by written notice and payment of the exercise price: (i) in cash (ii) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and to deliver to the Company an amount out of the proceeds of the sale equal to the aggregate exercise price for the shares being purchased or (iii) another method approved by the Administrator.

Restricted Stock

            The Administrator determines the number of shares of restricted stock to be granted, the duration of the restricted period, the conditions, including the performance criteria, if any, under which the restricted stock may be forfeited to the Company, and the other terms and conditions of such Awards. A grant of restricted stock constitutes an immediate transfer to the recipient of record and beneficial ownership of the shares in consideration of the performance of services by the recipient (or other consideration determined by the Administrator). The recipient is entitled immediately to voting and other ownership rights in the shares, subject to restrictions referred to in the Stock Incentive Plan or contained in a related restricted stock agreement. The transfer may be made without additional cash consideration or in consideration of a payment by the recipient that is less than the market value of the shares on the date of grant. Each grant may, in the discretion of the Administrator, limit the recipient's dividend rights during the period in which the shares are subject to a substantial risk of forfeiture and restrictions on transfer.

Performance Awards

            The Administrator may grant performance awards denominated in dollars or other currencies that vest upon such terms and conditions as the Administrator may establish, including the achievement of performance criteria. To the extent earned, performance awards may be paid in common stock or in cash or any combination thereof as determined by the Administrator. Performance awards may be paid in a lump sum or in installments following the close of the performance period, as provided by the Administrator with respect to such award.

Phantom Shares

            The Administrator may grant Awards of phantom shares upon such terms and conditions as the Administrator may determine. Each phantom share award shall constitute an agreement by the Company to issue or transfer a specified number of shares or pay an amount of cash equal to the fair market value of a specified number of shares, or a combination thereof to the participant in the future, subject to the fulfillment of such conditions, including performance objectives, if any, as the Administrator may specify at the date of grant. During the restricted period, the participant does not have any rights of ownership in or with respect to the phantom shares.

Stock Appreciation Rights

            The exercise price per share of any stock appreciation right will be an amount determined by the Administrator. However, stock appreciation rights must generally have an exercise price at least equal to the fair market value of the common stock on the date the stock appreciation right is granted. Generally, each stock appreciation right will entitle a participant upon exercise to an amount equal to (i) the excess of (1) the fair market value on the exercise date of one share of common stock over (2) the exercise price, times (ii) the number of shares of common stock covered by the stock appreciation right. The Administrator will determine whether payment will be made in cash, shares of common stock, or a combination of both, provided however, that recipients who are subject to U.S. tax will not receive cash in either full or partial payment.

Substitute Awards

            Awards may be granted under the Stock Incentive Plan in substitution of similar awards held by individuals who become employees, consultants or directors as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by the Company or a Subsidiary. Such substitute awards, if an option or stock appreciation right, may have an exercise price less than the fair market value of a share on the date of such substitution and such substitution must otherwise comply with the requirements of Section 409A of the Internal Revenue Code.

Other Stock-Based Awards

            The Administrator may grant other Awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock, including shares of stock in lieu of cash compensation. Other stock-based Awards will be subject to the terms and conditions established by the Administrator. The Administrator will determine the terms and conditions of any such other stock-based Award, which terms must comply with the requirements of Section 409A of the Internal Revenue Code.

Transferability

            Unless otherwise determined by the Administrator, Awards granted under the Stock Incentive Plan are not transferable other than, in some cases, by will or by the laws of descent and distribution.

Change of Control

            The Stock Incentive Plan provides that, upon a change of control, with respect to each recipient of an option, the Committee, acting in its sole discretion without the consent or approval of any optionee, shall effect one or more of the following alternatives, which may vary among individual optionees:

    accelerate the time at which options may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date fixed by the Committee,

    require the mandatory surrender to the Company by selected optionees of some or all of the outstanding options, cancel such options, and pay to each optionee a specified cash payment,

    make such adjustments to options then outstanding as the Committee may determine in its sole discretion, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option been exercised prior to the change of control.

            The Stock Incentive Plan provides that a change of control occurs if (a) any person (other than William J. Dore' and his affiliates, the Company or any Subsidiary of the Company or with certain exceptions any employee benefit plan of the Company (the "Excluded Persons")) becomes the beneficial owner of securities representing 50% or more of the combined voting power of the Company's outstanding securities; (b) individuals who constituted the Board of Directors, as of the effective date of the Stock Incentive Plan cease for any reason to constitute at least a majority of the Board (unless such individuals' election is approved by a vote of a majority of the incumbent Board); (c) any merger, consolidation or other reorganization or similar transaction occurs in which the Company is not the "Controlling Corporation" (as described below); or (d) any dissolution or liquidation of the Company or any sale or lease of all or substantially all of the Company's assets (other than to Excluded Persons) occurs. For purposes of clause (c) above, the Company will generally be considered the "Controlling Corporation" in any merger, consolidation, reorganization or similar transaction unless either (1) the Company's shareholders immediately prior to such transaction would not, immediately after such transaction, beneficially own securities of the resulting entity that would entitle them to elect a majority of the Board of Directors of the resulting entity, or (2) those persons constituting the Company's Board of Directors immediately prior to such transaction would not, immediately after such transaction, constitute a majority of the directors of the resulting entity.

Unusual Transactions or Events

            In the event of specified transactions or events, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Incentive Plan or with respect to any Award under the Stock Incentive Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions:

    To provide for either (i) the termination of any such Award in exchange for an amount of cash or (ii) the replacement of such Award with other rights or property;

    To provide that such Award be assumed by the successor or survivor corporation, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation;

    To make adjustments in to such Awards;

    To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered by the Award; and

    To provide that the Award shall terminate upon such event.

Amendment and Termination

            The board of directors or the Committee may amend, alter or discontinue the Stock Incentive Plan in any respect at any time, but no such action may be taken without stockholder approval to the extent required by applicable law or stock exchange regulations, and no amendment may materially adversely affect the rights of a participant under any Awards previously granted without his or her consent, except as may be necessary to comply with applicable laws, or advisable in order to preserve or achieve the intended tax treatment, provided that such amendments shall result in substantially equivalent value to the affected participants.

Compliance with New Deferred Compensation Law

            The recently enacted American Jobs Creation Act of 2004 has added legislation concerning deferred compensation, which may require amendments to the Stock Incentive Plan to comply with this legislation. In addition, it is unclear how this legislation and future guidance will change the tax consequences set forth below. In this regard, it is the Company's intent that the Stock Incentive Plan and Awards granted thereunder avoid adverse tax consequences by reason of the application of this legislation and it is likely that Awards will be structured to comply with this legislation.

Grants Under the Stock Incentive Plan

            Annual benefits that may be awarded under the Stock Incentive Plan, including to executive officers, in a given year are not known. Through April 1, 2005, no Awards have been granted under the Stock Incentive Plan to any employees or to any of the named executives. The closing sales price of the common stock was $9.56 per share on April 1, 2005.

U.S. Federal Income Tax Consequences of Awards Under the Stock Incentive Plan

            The discussion set forth below is a general description of the U.S. federal income tax consequences of Awards under the Stock Incentive Plan applicable to participants that are U.S. citizens or residents but does not address the recently enacted deferred compensation legislation. It is unclear how this legislation and future guidance will affect the tax consequences discussed below. Participants in the Stock Incentive Plan should consult their tax adviser about the tax consequences of such legislation. Non-U.S. participants in the Stock Incentive Plan should consult their tax adviser about the tax consequences of participation in the Stock Incentive Plan. In addition, U.S. citizens that reside in foreign jurisdictions may also be subject to tax in such jurisdictions as a result of participation in the Stock Incentive Plan and should consult their tax adviser about the tax consequences of participation in the Stock Incentive Plan.

            When a non-qualified stock option is granted, there are no U.S. federal income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, the option holder recognizes compensation equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price multiplied by the number of shares of common stock subject to the option that was exercised. In general, the Company is entitled to a deduction for U.S. federal income tax purposes equal to the compensation recognized by the option holder for its taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

            When an incentive stock option is granted, there are no U.S. federal income tax consequences for the option holder or the Company. When an incentive stock option is exercised, the option holder does not recognize income and the Company does not receive a deduction for U.S. federal income tax purposes. The option holder, however, must treat the excess of the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax.

            If the option holder disposes of the common stock received upon exercise after the option holder has held the common stock for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain for U.S. federal income tax purposes for the option holder. We are not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the common stock by disposing of the common stock before it has been held for at least two years after the date the incentive option was granted and one year after the date the incentive option was exercised, the option holder recognizes compensation income for U.S. federal income tax purposes equal to the excess of (i) the fair market value of the common stock on the date the incentive option was exercised or, if less, the amount received on the disposition over (ii) the exercise price. In general, if an option holder makes a disqualifying disposition, the Company is entitled to a deduction for U.S. federal income tax purposes equal to the compensation recognized by the option holder for its taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

            When a stock appreciation right is granted, there are no U.S. federal income tax consequences for the participant or the Company. When a stock appreciation right is exercised, the participant recognizes compensation equal to the cash and/or the fair market value of the shares received upon exercise. In general, the Company is entitled to a deduction for U.S. federal income tax purposes equal to the compensation recognized by the participant with respect to a stock appreciation right.

            Generally, when phantom stock, a share of restricted stock, a performance award or other stock-based award (other than unrestricted stock in lieu of cash compensation) is granted, there are no U.S. federal income tax consequences for the participant or the Company. Upon the payment to the participant of common shares and/or cash in respect of the Award or the release of restrictions on restricted stock, the participant recognizes compensation equal to the fair market value of the cash and/or shares as of the date of delivery or release. Upon the grant of unrestricted stock, a participant will recognize compensation for U.S. federal income tax purposes equal to the fair market value of the shares as of the grant date. In general, the Company is entitled to a deduction for U.S. federal income tax purposes equal to the compensation recognized by the participant with respect to other stock-based Awards.

Securities Authorized for Issuance Under Equity Compensation Plans

            The following table sets forth certain information as of December 31, 2004 regarding our equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by
Shareholders:
1992 Stock Option Plan	1,568,910	$ 12.222	--
1992 Restricted Stock Plan	--	$ --	147,111
1995 Employee Stock Purchase Plan	120,098	$ 4.393	852,483
1998 Equity Incentive Plan	6,466,956	$ 6.272	567,900
Equity compensation plans not approved
by Shareholders:
None	--		--
Total	8,155,964		1,567,494

Vote Required

                    The affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the Stock Incentive Plan, which approval is a condition to the effectiveness of the Stock Incentive Plan. Accordingly under Louisiana law, the Company's Amended and Restated Articles of Incorporation, and its bylaws, abstentions have the same legal effect as a vote against this proposal, but a broker non-vote is not counted for purposes of determining the number of shares represented in person or by proxy and entitled to vote at the Annual Meeting. The persons named in the proxy intend to vote for the adoption of the Stock Incentive Plan, unless otherwise instructed.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCK INCENTIVE PLAN DESCRIBED ABOVE AND AS SET FORTH IN APPENDIX A.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

(Item 3)

            The Audit Committee has appointed Deloitte & Touche LLP to serve as independent auditors for the fiscal year ending December 31, 2005, subject to ratification of the appointment by the shareowners. Deloitte & Touche LLP has served as the Company's independent auditors since October 1991 and is considered by management to be well-qualified. The Company has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

            One or more representatives of Deloitte & Touche LLP will be present at this year's Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

            Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Accordingly under Louisiana law, the Company's Amended and Restated Articles of Incorporation, and its bylaws, abstentions have the same legal effect as a vote against this proposal, but a broker non-vote is not counted for purposes of determining the number of shares represented in person or by proxy and entitled to vote at the Annual Meeting.

            In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of our company and our stockholders.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

Audit Fees and All Other Fees

            For 2004 and 2003, professional services were performed by Deloitte & Touche, LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates.

Audit Fees

            Fees for audit services totaled approximately $1,188,000 in 2004 and $618,000 in 2003, including fees associated with the annual audit of the Company's financial statements, the audit of internal control over financial reporting in 2004 in connection with the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Company's quarterly reports on Form 10-Q, audits of statutory financial statements in certain non-U.S. jurisdictions and services that are normally provided by the independent auditors in connection with regulatory filings in 2004.

Audit Related Fees

            Fees for audit related services totaled approximately $55,000 in 2004 and $90,500 in 2003. Audit related services are principally (1) the audit of the Company's employee benefit plan (2) the audit of certain wholly owned subsidiaries and (3) consultations on financial accounting and reporting issues.

Tax Fees

            Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $252,000 in 2004 and $216,200 in 2003. These fees primarily relate to foreign tax return preparation and assistance with foreign tax audits.

All Other Fees

            There were no fees, other than described above, billed by Deloitte & Touche during 2004 or 2003.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

            The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form subcommittees consisting of one or more members and may delegate authority to the Chairperson of the Audit Committee or subcommittees when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decisions of the Chairperson or such subcommittee to grant pre-approvals shall thereafter be presented to the full Audit Committee. The Audit Committee has currently delegated authority for pre-approval of fees up to $20,000 to the Chairman of the Audit Committee.

            All of the fees described above were pre-approved by the Audit Committee or its Chairman pursuant to delegated authority and none were approved under the de minimis exception to the pre-approved requirement.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

            Shareholders may propose matters to be presented at shareholders' meetings and may also recommend persons for nomination or nominate persons to be directors, subject to the formal procedures that have been established.

Proposals for 2006 Annual Meeting

            Pursuant to rules promulgated by the Securities and Exchange Commission, any proposals of shareholders of the Company intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 2006 and included in the Company's proxy statement and form of proxy relating to that meeting, must be received at the Company's principal executive offices, 8000 Global Drive, Carlyss, Louisiana 70665, no later than December 11, 2005. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934.

            In addition to the Securities and Exchange Commission rules described in the preceding paragraph, the Company's bylaws provide that for business to be properly brought before any annual meeting of shareholders, it must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of the required notice described below, who shall be entitled to vote at such meeting and who complies with the following notice procedures. For business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before such annual meeting to the Secretary of the Company. To be timely for the 2006 Annual Meeting, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices, 8000 Global Drive, Carlyss, Louisiana 70665, on or before February 16, 2006. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of voting stock of the Company which are owned beneficially by the shareholder, (d) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting, and (e) a description of any material interest of the shareholder in such business. A shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

Nominations for 2006 Annual Meeting and for Any Special Meetings

            Pursuant to the Company's bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of shareholders only (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of the required notice described below, who is entitled to vote for the election of directors at the meeting, and who complies with the following notice procedures. All nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices, 8000 Global Drive, Carlyss, Louisiana 70665, (i) with respect to an election to be held at the 2006 Annual Meeting on or before February 16, 2006, and (ii) with respect to any election to be held at a special meeting of shareholders, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. A shareholder's notice to the Secretary of the Company must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the shareholder. If a person who is validly designated as a nominee for election as a director shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. A shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

Recommendation of Director Candidates to the Nominating and Governance Committee

            A shareholder or a group of shareholders may recommend potential candidates for consideration by the Nominating and Governance Committee by sending a written request to the Company's Secretary not earlier than the 150th calendar day and not later than the 90th calendar day before the anniversary of the date the Company's proxy statement was released to security holders in connection with the preceding year's annual meeting. Such written request must be sent to the Company's principal executive offices, 8000 Global Drive, Carlyss, Louisiana 70665, Attn: Corporate Secretary. The written request must include the candidate's name, contact information, biographical information and qualifications. The request must also include the potential candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The shareholder or group of shareholders making the recommendation must also disclose, with the written request described above, the number of securities that the shareholder or group beneficially owns and the period of time the shareholder or group has beneficially owned the securities. Additional information may be requested from time to time by the committee from the nominee or the shareholder.

CERTAIN RELATED PARTY TRANSACTIONS

            The Company leased an office building and adjacent land on which it has built a training facility in Lafayette, Louisiana from William J. Dore', the Company's Chairman of the Board and Chief Executive Officer. The Company used the facility for training and employee meetings as well as for equipment storage. The lease agreement with Mr. Dore' for the Lafayette office building and adjacent land provided for aggregate monthly lease payments of $3,917. The lease expired on December 31, 2004 and was not renewed. The Company made aggregate lease payments to Mr. Dore' under the lease agreement of $47,000 during 2004. The Company believes these lease payments were at or below market rates.

            Edward P. Djerejian, a director of the Company, provided consulting services to the Company during 2003 and 2004 related to its business in West Africa for which he was paid $52,000 in 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            The Company believes, based upon a review of the forms and amendments furnished to it, that during the year ended December 31, 2004, the Company's directors and officers complied with the filing requirements under Section 16(a) of the Securities Exchange Act of 1934, except that Messrs. William Dore', Atkinson, Pearson, Miciotto, and Russell J. Robicheaux each was late in filing one statement of change in beneficial ownership on a Form 4 and Mr. James Dore' was late in filing two statements of change in beneficial ownership on Form 4's.

GENERAL

            The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

            The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, special letter, telephone, telegram or otherwise. Brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record will be requested to forward solicitation materials to the beneficial owners thereof and will be reimbursed by the Company for their expenses. The Company has retained the services of American Stock Transfer & Trust Company to assist in the solicitation of proxies either in person or by mail, telephone or telegram, at an estimated cost of $20,000, plus expenses.

ANNUAL REPORT AND FORM 10-K

            The Company's Annual Report to Shareholders containing audited financial statements for the year ended December 31, 2004, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The Annual Report to Shareholders does not constitute a part of this Proxy Statement.

            A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission may be obtained, without charge, by writing the Company, Global Industries, Ltd., 8000 Global Drive, Carlyss, Louisiana 70665, Attention: Investor Relations.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

            Shareholders who share a single address, will receive only one annual report and proxy statement to that address unless we received instructions to the contrary from any shareholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact the Company's Investor Relations Department at (281) 529-7979 or write to Investor Relations, 8000 Global Drive, Carlyss, Louisiana 70665. If you are a shareholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other holder of record, you can request householding by contacting the holder of record.

APPENDIX A

GLOBAL INDUSTRIES, LTD.
2005 STOCK INCENTIVE PLAN

Section 1. Purpose of the Plan

            The Global Industries, Ltd. 2005 Stock Incentive Plan (the "Plan") is intended to promote the interests of Global Industries, Ltd., a Louisiana corporation (the "Company"), by encouraging Employees, Consultants and Directors to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries (as defined below) to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

Section 2. Definitions

            As used in the Plan, the following terms shall have the meanings set forth below:

            "Acquiring Person" has the meaning set forth in Section 6(h)(ix)(A) of the Plan.

            "Administrator" means (i) the Committee in the context of Awards made to (or the administration or interpretation of any provision of the Plan as it relates to) any person who is subject to Section 16 of the Exchange Act (including any successor statute), or (ii) the Committee or the Chief Executive Officer if the Chief Executive Officer is also a member of the Board in the context of Awards made to (or the administration or interpretation of any provision of the Plan as it relates to) any person who is not subject to Section 16 of the Exchange Act (including any successor statute).

            "Award" shall mean an Option, Restricted Stock, Performance Award, Phantom Shares, SAR, Substitute Award or  Other Stock-Based Award.

            "Award Agreement" shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

            "Board" shall mean the Board of Directors of the Company.

            "Change in Control" has the meaning set forth in Section 6(h)(ix) of the Plan.

            "Chief Executive Officer" means the chief executive officer of the Company as determined from time to time by the Board.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

            "Committee" shall mean a committee of the Board comprised solely of two or more outside Directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code and applicable interpretive authority thereunder and so long as the Company is subject to Section 16 of the Exchange Act within the meaning of "Non-Employee Director" as defined in Rule 16b-3). Such committee shall be the Compensation Committee of the Board unless and until the Board designates another committee of the Board to serve as the Committee as described in the Plan.

            "Company" has the meaning set forth in Section 1 of the Plan.

            "Consultant" shall mean any individual who is not an Employee or a member of the Board and who provides consulting, advisory or other similar services to the Company or a Subsidiary.

            "Director" shall mean any member of the Board who is not an Employee.

            "Employee" shall mean any person in an employment relationship with the Company or with respect to Incentive Stock Options, any parent corporation as defined in Section 424 of the Code or any Subsidiary, or with respect to Awards that do not constitute an Incentive Stock Option, any Subsidiary.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Excluded Persons" has the meaning set forth in Section 6(h)(ix)(A) of the Plan.

            "Fair Market Value" shall mean, as of any applicable date, the last reported sales price for a Share on The Nasdaq National Market (or such other national securities exchange which constitutes the principal trading market for the Shares) for the applicable date as reported by such reporting service as is approved by the Committee; provided, however, that if  Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate. If the Shares are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, then the determination of Fair Market Value shall be made in good faith by the Administrator and in such manner as it deems appropriate.

            "Incentive Stock Option" or "ISO" shall mean an option to purchase Shares granted under Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

            "Incumbent Board" has the meaning set forth in Section 6(h)(ix)(B) of the Plan.

            "Non-Qualified Stock Option" or "NQO" shall mean an option to purchase Shares granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

            "Old Stockholders" has the meaning set forth in Section 6(h)(ix) of the Plan.

            "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

            "Other Stock-Based Award" shall mean an Award granted under Section 6(g) of the Plan.

            "Outside Persons" has the meaning set forth in Section 6(h)(ix) of the Plan.

            "Participant" shall mean any Employee, Consultant or Director granted an Award under the Plan.

             "Performance Award" shall mean any right granted under Section 6(c) of the Plan.

          "Person" shall mean individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision, agency or instrumentality of a government or other entity.

            "Phantom Shares" shall mean an Award of the right to receive Shares issued at the end of a Restricted Period or cash equal to the Fair Market Value of such Shares, or any combination thereof, as determined by the Administrator, which is granted pursuant to Section 6(d) of the Plan.

            "Plan" means the Global Industries, Ltd. 2005 Stock Incentive Plan.

            "Restricted Period" shall mean the period established by the Administrator with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

            "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

            "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

            "SAR" shall mean a stock appreciation right granted under Section 6(e) of the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the exercise price of such SAR, with the excess paid in Shares.

            "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

            "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, par value $0.01 per share, and such other securities or property as may become the subject of Awards of the Plan.

            "Subsidiary" shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, except with respect to the grant of an ISO the term Subsidiary shall mean any "subsidiary corporation" of the Company as defined in Section 424 of the Code.

            "Substitute Award" shall mean an Award granted pursuant to Section 6(f) of the Plan.

Section 3. Administration.

            (a) Administrator. The Plan shall be administered by: (i) the Committee in the context of Awards made to (or the administration or interpretation of any provision of) the Plan as it relates to any person who is subject to Section 16 of the Exchange Act (including any successor statute), or (ii) the Committee or the Chief Executive Officer if the Chief Executive Officer is also a member of the Board in the context of Awards made to (or the administration or interpretation of any provision of the Plan as it relates to) any person who is not subject to Section 16 of the Exchange Act (including any successor statute).

            (b) Powers. Subject to the express terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Administrator by the Plan, the Administrator shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. In making such determination, the Administrator shall take into account the nature of the services rendered by the Participant, his or her present and potential contribution to the Company's success and such other factors as the Administrator in its discretion shall deem relevant. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person; provided, however, that in the event of any conflict in any such determination as between the Committee and the Chief Executive Officer of the Company, each acting in capacity as Administrator of the Plan, the determination of the Committee shall be final and conclusive.

            (c) Committee Quorum. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

Section 4. Shares Available for Awards.

            (a) Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares that may be issued with respect to Awards granted under the Plan shall be 5,500,000, except that no more than 60% of such Shares (as adjusted pursuant to Section 4(c) and Section 6(h)(ix)) may be delivered in payment of Restricted Stock or Phantom Share Awards. If an Award (including Restricted Stock) is forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall again be Shares that may be issued with respect to Awards granted under the Plan. Shares withheld by the Company to satisfy tax withholding or exercise price obligations shall not be considered delivered under the Plan and shall remain available for issuance under future Awards.

            (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

            (c) Adjustments. In the event of a stock dividend or stock split with respect to Shares, the number of Shares with respect to which Awards may be granted, the number of Shares subject to outstanding Awards, the grant or exercise price with respect to outstanding Awards and the individual annual grant limits with respect to Awards (other than dollar denominated Awards) automatically shall be proportionately adjusted, without action by the Committee; provided, however, that such automatic adjustment shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options.

            (d) Individual Participant Limits. The maximum number of Share-denominated Awards that may be granted under the Plan to any individual during any calendar year shall not exceed 10% the number of Shares that may be issued with respect to Awards granted under the Plan, subject to adjustment as provided in Section 4(c). The maximum amount of dollar-denominated Awards that may be granted to any Participant during any calendar year may not exceed $3,000,000. An Award may be granted on more than one occasion to the same person and, subject to the limitations set forth in the Plan, Awards consisting of Options may include an Incentive Stock Option or a Non-Qualified Option or any combination thereof, and Awards may consist of any combination of Options, Restricted Stock, Performance Awards, Phantom Shares, SARs, Substitute Awards and Other Stock-Based Awards.

Section 5. Eligibility.

            Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Administrator.

Section 6. Awards.

            (a) Options. Subject to the provisions of the Plan, the Administrator shall have the authority to determine Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Administrator shall determine, that are not inconsistent with the provisions of the Plan.

                            (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Administrator at the time the Option is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the effective date of such grant in the case of an ISO and not less than 85% of the Fair Market Value per Share in the case of Non-Qualified Stock Option.

                            (ii) Time and Method of Exercise. The Administrator shall determine and provide in the Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned by the Participant for more than six months (unless such holding requirement is waived by the Administrator), a "cashless-broker" exercise (through procedures approved by the Company), other securities or other property, a note, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made. Separate stock certificates shall be issues by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of Non-Qualified Stock Options.

                            (iii) Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is an employee of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the shareholders, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, or such Option fails to constitute an Incentive Stock Option for any reason, such purported Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Administrator shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's purported Incentive Stock Options do not constitute Incentive Stock Options and shall notify the Participant of such determination as soon as reasonably practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

            (b) Restricted Stock. Subject to the provisions of the Plan, the Administrator shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period, the conditions, including the performance criteria, if any, under which the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

                            (i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion, as provided in the Award Agreement.

                            (ii) Registration. Any Restricted Stock may be evidenced in such manner as the Administrator shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. If any stock certificate is issued in respect of Restricted Stock granted under the Plan, then such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                            (iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Administrator or the terms of the Award Agreement that granted the Restricted Stock, upon a Participant's termination (as determined under criteria established by the Administrator) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and returned by the Company. The Administrator may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock, provided, however, that if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, then such waiver may be only upon a termination due to death or disability or a change of control of the Company or other event permitted under Section 162(m) of the Code or the regulations thereunder. Unrestricted Shares, evidenced in such manner as the Administrator shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

                            (iv) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with Section 83 of the Code. Shares awarded pursuant to a grant of Restricted Stock will be held in trust by the Company for the benefit of the recipient until such time as the applicable restriction on transfer thereof shall have expired or otherwise lapsed.

            (c) Performance Awards. The Administrator shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment of all or part of such Award upon the achievement of such performance goals during such performance periods as the Administrator shall establish with respect to the Award.

                            (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Administrator shall determine the performance goals to be achieved during the applicable Restricted Period, the length of the Restricted Period, the amount of any Performance Award and the amount of any payment to be made pursuant to the vesting of any Performance Award.

                            (ii) Payment of Performance Awards. Performance Awards may be paid (in cash and/or in Shares, in the sole discretion of the Administrator) in a lump sum or in installments following the close of the Restricted Period, as provided by the Administrator with respect to such Award.

                            (iii) Forfeiture. Except as otherwise determined by the Administrator or the terms of the Award Agreement that granted the Performance Award, upon a Participant's termination (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Performance Awards shall be forfeited by the Participant. The Administrator may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Performance Award; provided, however, that if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, then such waiver may be only upon a termination due to death or disability or a change of control of the Company or other event permitted under Section 162(m) of the Code or the regulations thereunder.

            (d) Phantom Shares. The Administrator shall have the authority to grant Awards of Phantom Shares to such Participants upon such terms and conditions as the Administrator may determine.

                            (i) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Administrator may specify at the date of grant. During the Restricted Period, the Participant shall not have any rights of ownership in or with respect to the Phantom Shares.

                            (ii) Dividend Equivalents. Any Phantom Share Award may provide, in the discretion of the Administrator, that any or all dividends or other distributions paid on a corresponding number of Shares during the Restricted Period be credited in a cash bookkeeping account (with or without interest) or that equivalent additional Phantom Shares be awarded, which account or Phantom Shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Administrator may determine.

                            (iii)  Forfeiture. Except as otherwise determined by the Administrator or the terms of the Award Agreement that granted the Phantom Share, upon a Participant's termination (as determined under criteria established by the Administrator) for any reason during the applicable Restricted Period, all Phantom Shares shall be forfeited by the Participant. The Administrator may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Phantom Shares, provided, however, that if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, then such waiver may be made only upon a termination due to death or disability or a change of control of the Company or other event permitted by Section 162(m) of the Code or the regulations thereunder.

            (e) SARs. The Administrator shall have the authority to determine the Participants to whom SARs shall be granted, the number of SARs to be granted, the exercise price and the conditions and limitations applicable to the exercise of the SAR, including the following terms and conditions and such additional terms and conditions, as the Administrator shall determine, that are not inconsistent with the provisions of the Plan.

                            (i) Exercise Price. The exercise price per SAR shall be determined by the Administrator at the time the SAR is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the effective date of such grant.

                            (ii) Time of Exercise. The Administrator shall determine and provide in the Award Agreement the time or times at which a SAR may be exercised in whole or in part.

Notwithstanding anything in the Plan to the contrary, (i) SARs may be granted only if the shares of Common Stock are traded on an established securities market, (ii) only such traded shares of Common Stock may be delivered upon exercise of the SAR, and (iii) the SAR must otherwise comply with the requirements of Code Section 409A.

            (f) Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or a Subsidiary of another entity or the assets of another entity. Such Substitute Awards, if an Option or SAR, may have an exercise price less than the Fair Market Value of a Share on the date of such substitution and such substitution must otherwise comply with the requirements of Code Section 409A.

            (g) Other Stock-Based Award. The Administrator may also grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Administrator to be consistent with the purposes of the Plan, which may include Shares paid in lieu of cash compensation, whether as a bonus or part of deferred compensation or any other arrangement. Subject to the terms of the Plan, the Administrator shall determine the terms and conditions of any such Other Stock-Based Award, which terms must comply with the requirements of Section 409A of the Code.

            (h) General.

                            (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Administrator, be granted either alone or in addition to or in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                            (ii) Limits on Transfer of Awards.

                                            (A) Except as provided in paragraph (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or if permissible under applicable law, by the Participant's guardian or legal representative as determined by the Administrator.

                                            (B) Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

                                            (C) To the extent specifically approved in writing by the Administrator, an Award (other than an Incentive Stock Option) may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or other Persons on such terms and conditions as the Administrator may establish or approve.

                            (iii) Terms of Awards. The term of each Award shall be for such period as may be determined by the Administrator, provided the term of an Incentive Stock Option shall be limited as provided in Section 6(a)(iii).

                            (iv) Share Certificate. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange or quotation system upon which such Shares or other securities are then listed or quoted, and any applicable federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                            (v) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Administrator determines including, without limitation, such minimal cash consideration as may be required by applicable law.

                            (vi) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Administrator shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Administrator, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

                            (vii) Performance Criteria. The Administrator shall establish performance goals applicable to those Awards, the payment of which is intended by the Administrator to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code, where such goals are required to so comply. The performance goals may be based upon the attainment of such target levels of net income, cash flows, return on equity, profits, stock price, return on assets, earnings per Share or such other measures as the Administrator shall determine. Such targets (other than stock price and earnings per Share) may be expressed in terms of the Company, a Subsidiary, division, or a business unit, as determined by the Administrator. The performance measures shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement, shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, or department thereof. A performance goal need not be based upon an increase or positive result under a business criterion and could, for example, be based upon limiting economic losses or maintaining the status quo. The determination of which factor or factors to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Administrator, in its sole discretion, at the time of grant.

                            (viii) No Effect on Right or Power. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company or any Subsidiary to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, any merger or consolidation of the Company or any Subsidiary, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Subsidiary, or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

                            (ix) Change in Control. As used in the Plan, a "Change in Control" in respect of the Company shall have occurred if:

                                            (A) any Person (which for purposes of this Section 6(h)(ix) shall include any "group" within the meaning of Section 13(d)(3) under the Exchange Act) except an underwriter or group of underwriters in connection with a public offering of the Common Stock, is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (such Person being referred to as an "Acquiring Person") representing 50% of the combined voting power of the Company's outstanding securities other than beneficial ownership by (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such employee benefit plan (unless such plan or Person is a party to or is utilized in connection with a transaction led by Outside Persons as defined below), or (iii) William J. Dore' or any Person controlling, controlled by or under common control with William J. Dore' (Persons referred to in clauses (i), (ii) and (iii) hereof are hereinafter referred to as "Excluded Persons"); or

                                            (B) individuals who constituted the Board as of the effective date of this Plan (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the effective date of this Plan whose appointment to fill a vacancy or to fill a new Board position or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

                                            (C) the Company merges with or consolidates into or engages in a reorganization or similar transaction with another entity pursuant to a transaction in which the Company is not the "Controlling Corporation"; or

                                              (D) the Company sells, leases or otherwise disposes of all or substantially all of its assets, other than to Excluded Persons or is disabled or liquidated.

            For purposes of clause (A) above, if at any time there exist securities of different classes entitled to vote separately in the election of Directors, the calculation of the proportion of the voting power held by a beneficial owner of the Company's securities shall be determined as follows: first, the proportion of the voting power represented by securities held by such beneficial owner of each separate class or group of classes voting separately in the election of Directors shall be determined, provided that securities representing more than 50% of the voting power of securities of any such class or group of classes shall be deemed to represent 100% of such voting power; second, such proportion shall then be multiplied by a fraction, the numerator of which is the number of Directors that such class or classes is entitled to elect and the denominator of which is the total number of Directors elected to the Board at the time; and third, the product obtained for each such separate class or group of classes shall be added together, which sum shall be the proportion of the combined voting power of the Company's outstanding securities held by such beneficial owner.

            For purposes of clause (A) above, the term "Outside Persons" means any Persons other than Persons described in clauses (A)(i) or (iii) above (as to Persons described in clause (A)(iii) above, while they are Excluded Persons) or members of senior management of the Company in office immediately prior to the time the Acquiring Person acquires the beneficial ownership described in clause (A).

            For purposes of clause (C) above, the Company shall be considered to be the Controlling Corporation in any merger, consolidation, reorganization or similar transaction unless either (1) the stockholders of the Company immediately prior to the consummation of the transaction (the "Old Stockholders") would not, immediately after such consummation, beneficially own, directly or indirectly, securities of the resulting entity entitled to elect a majority of the members of the Board or other governing body of the resulting entity or (2) those persons who were Directors immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity, provided that (A) there shall be excluded from the determination of the voting power of the Old Stockholders securities in the resulting entity beneficially owned, directly or indirectly, by the other party to the transaction and any such securities beneficially owned, directly or indirectly, by any Person acting in concert with the other party to the transaction (unless such other part or such Person is William J. Dore', if William J. Dore' has not ceased to be an Excluded Person), (B) there shall be excluded from the determination of the voting power of the Old Stockholders securities in the resulting entity acquired in any such transaction other than as a result of the beneficial ownership of Company securities prior to the transaction and (C) persons who are directors of the resulting entity shall be deemed not to have been directors immediately prior to the consummation of the transaction if they were elected as Directors within 90 days prior to the consummation of the transaction.

                            (x) Options Upon Change in Control. Upon the occurrence of a Change in Control, with respect to each recipient of an Option hereunder, the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall effect one or more of the following alternatives, which may vary among individual Optionees: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such options and the Company shall pay to each optionee an amount of cash per share equal to the excess of the amount calculated in the next sentence (the "Change of Control Value") of the shares subject to such option over the exercise price(s) under such Options for such shares, (3) make such adjustments to options then outstanding as the Committee may determine in its sole discretion (provided, however, in its sole discretion the Committee may determine that no adjustment is necessary to Options then outstanding) or (4) provide that thereafter upon any exercise of an option theretofore granted the optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock then covered by such option, the number and class of shares of stock or other securities or property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the optionee had been the holder of record of the number of shares of Common Stock then covered by such option. "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if such Change of Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this paragraph or the paragraph above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

                            (xi) Unusual Transactions or Events. In the event of any distribution of Shares, other securities, or other property, recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other corporate transaction or event or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions:

                                            (A) To provide for either (i) the termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

                                            (B) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

                                            (C) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

                                            (D) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

                                            (E) To provide that the Award cannot vest, be exercised or become payable after such event, i.e., shall terminate upon such event.

Section 7. Amendment and Termination.

            Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or in an Award Agreement:

                            (i) The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company (i) no such amendment or alteration shall be made that would increase the total number of Shares that may be issued under Awards (including ISOs) granted under the Plan, except as provided in Section 4(c) or 6(h)(ix) of the Plan, or (ii) permit the exercise price of any outstanding Option or SAR that is "underwater" to be reduced or for an "underwater" Option or SAR to be cancelled and replaced with a new Award.

                            (ii) Amendments to Awards. Subject to clauses (i) and (iii) of this Section 7, the Administrator may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall materially adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment other than an acceleration of vesting or payment upon the Participant's death, disability or change of control of the Company, shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

                            (iii) Compliance Amendments. Notwithstanding the foregoing, the Committee may make any amendment to the Plan and the Administrator may make any amendment to an Award Agreement that it believes necessary or helpful to comply with any applicable law, including without limitation, Section 409A of the Code.

Section 8. General Provisions.

            (a) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

            (b) Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all of its obligations for the payment of such taxes. In addition, the Administrator may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant's tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

            (c) No Right to Employment or Retention. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant's employer ceases to be a Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement.

            (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

            (e) Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award Agreement and the remainder of the Plan and any such Award shall remain in full force and effect.

            (f) Other Laws. The Administrator may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary.

            (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary.

            (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

            (i) Section 409A. With respect to any Award that is subject to Section 409A of the Code, notwithstanding anything in the Plan to the contrary (i) compensation under such Award may not be distributed earlier than as permitted in Section 409A(2) of the Code, (2) the time or schedule of payment of such Award may not be accelerated except as provided in the Treasury Regulations under Section 409A, and (3) no compensation under such Award may be deferred at the Participant's election.

            (j) Headings. Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

Section 9. Effective Date of Plan.

            The Plan shall become effective upon the date of its adoption by the Board; provided, that the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision of the Plan or of any Award Agreement, no Option or SAR shall be exercisable, no Restricted Stock, Performance Award or Phantom Share shall vest, and no Other Stock-Based Award shall be exercisable or vest prior to such stockholder approval.

Section 10. Term of the Plan.

            No Award shall be granted under the Plan after the 10th anniversary of the earlier of the date this Plan is adopted by the Board or is approved by the stockholders of the Company. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

(Front of Card)

PROXY                    GLOBAL INDUSTRIES, LTD.

Proxy for 2005 Annual Meeting

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints William J. Dore' and Peter S. Atkinson, and each of them, with or without the other, proxies, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders of Global Industries, Ltd. (the "Company"), to be held in Houston, Texas on May 17, 2005, at 10:00 a.m. (local time) and all adjournments and postponements thereof as follows:

(1) Election of Directors.

         [ ] FOR all nominees listed        [ ] WITHHOLD AUTHORITY
             below (except as marked            to vote for all
             to the contrary below).            Nominees listed below.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

     William J. Doré     James C. Day            Edward P. Djerejian

     Edgar G. Hotard     Richard A. Pattarozzi   James L. Payne

     Michael J. Pollock  Luis K. Te'llez

(2) Approval of the Global Industries, Ltd. 2005 Stock Incentive Plan.

    [ ]    FOR        [ ]     AGAINST       [ ]     ABSTAIN

(3) Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for the 2005 fiscal year.

    [ ]    FOR        [ ]     AGAINST       [ ]     ABSTAIN

     (4) In their discretion, upon any other business that may
     properly come before said meeting.

(continued on reverse side)

(Back of Card)

    This Proxy will be voted as you specify on the reverse side hereof. If no specification is made, this Proxy will be voted with respect to item (1) FOR the nominees listed, (2) FOR the Global Industries, Ltd. 2005 Stock Incentive Plan, (3) FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for the 2005 fiscal year and (4) in accordance with the judgment of the persons voting the Proxy with respect to any other matter that may properly be presented at the meeting. Receipt of the Notice of the 2005 Annual Meeting and the related Proxy Statement is hereby acknowledged.

                      Dated:___________________________, 2005

                      _______________________________________

                                                    Signature

                      _______________________________________

                                   Signature, if jointly held

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in the full corporate name by the president or other authorized officer.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY

PROMPTLY USING THE ENCLOSED ENVELOPE.